Exhibit 10.2.2

DIGITALOCEAN HOLDINGS, INC.

RESTRICTED STOCK UNIT GRANT NOTICE

(AMENDED AND RESTATED 2013 STOCK PLAN)

DigitalOcean Holdings, Inc. (the “Company”), pursuant to its Amended and Restated 2013 Stock Plan (the “Plan”), has granted to Participant (as of the date indicated below) a Restricted Stock Unit Award for the number of Shares (“RSUs”) set forth below (the “Award”). The Award is subject to all of the terms and conditions as set forth herein and in the Plan and the Restricted Stock Unit Agreement, both of which are attached hereto and incorporated herein in their entirety. Capitalized terms not otherwise defined herein will have the meanings set forth in the Plan or the Restricted Stock Unit Agreement. In the event of any conflict between the terms in the Award and the Plan, the terms of the Plan will control.

Participant:
Date of Grant:
Vesting Commencement Date:
Number of RSUs:

Vesting:	The Award shall vest as to 25% of the RSUs on each of the first four anniversaries of the Vesting Commencement Date, subject to Participant’s Service through each such date. For the avoidance of doubt, upon termination of Participant’s Service, any RSUs that have not yet vested as of the date of such termination of Service shall be forfeited at no cost to the Company and Participant shall have no further right, title or interest in or to such RSUs or the Shares underlying such Award. [Potential Optional Provision: In addition, if the Company is subject to a Change in Control before the Participant’s Service terminates, and the Participant is subject to an Involuntary Termination within 12 months after such Change in Control, then the number of then-unvested Shares subject to the RSU that is equal to the number of then-vested Shares subject to the RSU shall become vested upon such Involuntary Termination; provided that the Participant shall have first signed and delivered to the Company a settlement agreement in which Participant grants to the acquirer in the Change of Control (“acquirer”), the Company and their respective affiliates a general release of claims in such form and substance as is acceptable to acquirer (a “Release”) and such Release becomes legally effective.]

Settlement:	If an RSU vests as provided for above, the Company will issue one Share for each vested RSU. The shares will be issued in accordance with the issuance schedule set forth in Section 4 of the Restricted Stock Unit Agreement.

Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Restricted Stock Unit Grant Notice, the Restricted Stock Unit Agreement and the Plan. Participant further acknowledges that as of the Date of Grant, this Restricted Stock Unit Grant Notice, the Restricted Stock Unit Agreement and the Plan set forth the entire understanding between Participant and the Company regarding this Award and supersede all prior oral and written agreements, offer letters, promises and/or representations on that subject with the exception of (i) equity awards previously granted and delivered to Participant, (ii) any compensation recovery policy that is adopted by the Company or that is otherwise required by applicable law and (iii) any written employment or severance arrangement that would provide for vesting acceleration of this Award upon the terms and conditions set forth therein (provided that if there is any conflict in the vesting and/or acceleration terms, those contained in this Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement will control).

By accepting the Award, Participant acknowledges having received and read the Restricted Stock Unit Grant Notice, the Restricted Stock Unit Agreement and the Plan, and agrees to all of the terms and conditions set forth in these documents. Furthermore, by accepting the Award, Participant consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

DIGITALOCEAN HOLDINGS, INC.	PARTICIPANT:

By:
Signature	Signature
Name & Title:	Date:

Date:

ATTACHMENTS:

•	Attachment I: Restricted Stock Unit Agreement

•	Attachment II: Amended and Restated 2013 Stock Plan

2

ATTACHMENT I

DIGITALOCEAN HOLDINGS, INC.

RESTRICTED STOCK UNIT AGREEMENT

(AMENDED AND RESTATED 2013 STOCK PLAN)

Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) and this Restricted Stock Unit Agreement (the “Agreement”), DigitalOcean Holdings, Inc. (the “Company”) has granted to you a Restricted Stock Unit Award for the number of Shares (“RSUs”) indicated in the Grant Notice (the “Award”) under its Amended and Restated 2013 Stock Plan (the “Plan”). The Award is granted to you effective as of the Date of Grant set forth in the Grant Notice for this Award. Capitalized terms not explicitly defined in this Agreement will have the same meanings given to them in the Plan and Grant Notice. The terms and conditions of the Award, in addition to those set forth in the Grant Notice and the Plan, are as follows.

1.    NATURE OF THE AWARD. The Award represents the right to be issued on a future date the number of Shares as indicated in the Grant Notice upon the satisfaction of the terms set forth in the Grant Notice and this Agreement. Except as otherwise provided herein, you will not be required to make any payment to the Company with respect to your receipt of the Award, the vesting of the RSUs or the issuance of the underlying Shares.

2.    VESTING. Subject to the limitations contained herein, the Award will vest in accordance with the vesting schedule provided in the Grant Notice. Upon termination of your Continuous Service, any RSUs that have yet to satisfy any vesting requirement will be forfeited at no cost to the Company and you will have no further right, title or interest in or to such RSUs or the Shares covered thereby.

3.    NUMBER OF SHARES.

(a)    The number of RSUs subject to the Award may be adjusted from time to time as provided in Section 9(a) of the Plan.

(b)    Any additional RSUs, shares, cash or other property that become subject to the Award pursuant to this Section 3 if any, will be subject, in a manner determined by the Board of Directors, to the same forfeiture restrictions, restrictions on transferability, and time and manner of issuance as applicable to the other shares covered by the Award.

(c)    Notwithstanding the provisions of this Section 3, no fractional shares or rights for fractional Shares will be created pursuant to this Section 3. The Board of Directors will, in its discretion, determine an equivalent benefit for any fractional shares or fractional shares that might be created by the adjustments referred to in this Section 3.

4.    DATE OF ISSUANCE.

(a)    Subject to the satisfaction of the Tax-Related Items set forth in Section 10 of this Agreement, in the event one or more RSUs vest, the Company will issue to you one (1) Share for each RSU that vests on the applicable vesting date (subject to any adjustment under Section 3 above) (such date, the “Original Issuance Date”). The Company may, in its sole discretion, to the extent permitted by Section 409A of the Code or an exemption thereof, determine that such Shares shall be issued instead on a later date, but no later than the Latest Issuance Date, as defined below.

(b)    If the Original Issuance Date falls on a date that is not a business day, issuance will instead occur on the next following business day. In addition, to the extent applicable at a vesting date when the Shares are registered under the Securities Act, if:

(i)    the Original Issuance Date does not occur (1) during an “open window period” applicable to you, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities, or (2) on a date when you are otherwise permitted to sell Shares on an established stock exchange or stock market (including but not limited to under a previously established written trading plan that meets the requirements of Rule 10b5-1 under the Exchange Act and was entered into in compliance with the Company’s policies (a “10b5-1 Arrangement”)), and

(ii)    either (1) no Tax-Related Items apply, or (2) the Company decides, prior to the Original Issuance Date, (A) not to satisfy the Tax-Related Items by withholding Shares from the Shares otherwise due, on the Original Issuance Date, to you under this Award, and (B) not to permit you to enter into a “same day sale” commitment with a broker-dealer pursuant to Section 10 of this Agreement (including but not limited to a commitment under a 10b5-1 Arrangement) and (C) not to permit you to pay the Tax-Related Items in cash, then the Shares that would otherwise be issued to you on the Original Issuance Date will not be issued on such Original Issuance Date and will instead be issued on the first business day when you are not prohibited from selling Shares in the open public market, but in no event later than (a) December 31 of the calendar year in which the Original Issuance Date occurs (that is, the last day of your taxable year in which the Original Issuance Date occurs), or (b) if and only if permitted in a manner that complies with Treasury Regulations Section 1.409A-1(b)(4), no later than the date that is the 15th day of the third calendar month of the year immediately following the year in which the Shares covered by this Award are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d) (such later permissible date, the “Latest Issuance Date”).

(c)    The form of such issuance (e.g., a stock certificate or electronic entry evidencing such Shares) will be determined by the Company. In all cases, the issuance of shares under this Award is intended to comply with Treasury Regulations Section 1.409A-1(b)(4) and will be construed and administered in such a manner.

5.    DIVIDENDS. You will receive no benefit or adjustment to your RSUs with respect to any cash dividend, stock dividend or other distribution except as provided in Section 9(a) of the Plan.

6.    RIGHT OF FIRST REFUSAL.

(a)    Right of First Refusal. In the event you propose to sell, pledge or otherwise transfer to a third party any Shares acquired under this Agreement, or any interest in such Shares, the Company shall have the Right of First Refusal with respect to all (and not less than all) of such Shares. If you desire to transfer Shares acquired under this Agreement, you shall give a written Transfer Notice to the Company describing fully the proposed transfer, including the number of Shares proposed to be transferred, the proposed transfer price, the name and address of the proposed Transferee and proof satisfactory to the Company that the proposed sale or transfer will not violate any applicable federal, State or foreign securities laws. The Transfer Notice shall be signed by both you and by the proposed Transferee and must constitute a binding commitment of both parties to the transfer of the Shares. The Company shall have the right to purchase all, and not less than all, of the Shares on the terms of the proposal described in the Transfer Notice (subject, however, to any change in such terms permitted under Subsection (b) below) by delivery of a notice of exercise of the Right of First Refusal within 30 days after the date when the Transfer Notice was received by the Company.

(b)    Transfer of Shares. If the Company fails to exercise its Right of First Refusal within 30 days after the date when it received the Transfer Notice, you may, not later than 90 days following receipt of the Transfer Notice by the Company, conclude a transfer of the Shares subject to the Transfer Notice on the terms and conditions described in the Transfer Notice, provided that any such sale is made in compliance with applicable federal, State and foreign securities laws and not in violation of any other contractual restrictions to which you are bound. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by you, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in Subsection (a) above. If the Company exercises its Right of First Refusal, the parties shall consummate the sale of the Shares on the terms set forth in the Transfer Notice within 60 days after the date when the Company received the Transfer Notice (or within such longer period as may have been specified in the Transfer Notice); provided, however, that in the event the Transfer Notice provided that payment for the Shares was to be made in a form other than cash or cash equivalents paid at the time of transfer, the Company shall have the option of paying for the Shares with cash or cash equivalents equal to the present value of the consideration described in the Transfer Notice.

(c)    Additional or Exchanged Securities and Property. In the event of a merger or consolidation of the Company, a sale of all or substantially all of the Company’s stock or assets, any other corporate reorganization, a stock split, the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin off, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities, any securities or other property (including cash or cash equivalents) that are by reason of such transaction exchanged for, or distributed with respect to, any Shares subject to this Section 6 shall immediately be subject to the Right of First Refusal. Appropriate adjustments to reflect the exchange or distribution of such securities or property shall be made to the number and/or class of the Shares subject to this Section 6.

(d)    Termination of Right of First Refusal. Any other provision of this Section 6 notwithstanding, in the event that the Stock is readily tradable on an established securities market when you desire to transfer Shares, the Company shall have no Right of First Refusal, and you shall have no obligation to comply with the procedures prescribed by Subsections (a) and (b) above.

(e)    Permitted Transfers. This Section 6 shall not apply to (i) a transfer by beneficiary designation, will or intestate succession or (ii) a transfer to one or more members your Immediate Family or to a trust established by you for the benefit of you and/or one or more members of your Immediate Family, provided in either case that the Transferee agrees in writing on a form prescribed by the Company to be bound by all provisions of this Agreement. If you transfers any Shares acquired under this Agreement, either under this Subsection (e) or after the Company has failed to exercise the Right of First Refusal, then this Agreement shall apply to the Transferee to the same extent as to you. “Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and shall include adoptive relationships.

(f)    Termination of Rights as Stockholder. If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Shares to be purchased in accordance with this Section 6, then after such time the person from whom such Shares are to be purchased shall no longer have any rights as a holder of such Shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such Shares shall be deemed to have been purchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

(g)    Assignment of Right of First Refusal. The Board of Directors may freely assign the Company’s Right of First Refusal, in whole or in part. Any person who accepts an assignment of the Right of First Refusal from the Company shall assume all of the Company’s rights and obligations under this Section 6.

7.    LEGALITY OF INITIAL ISSUANCE.

No Shares shall be issued upon the settlement of this Award unless and until the Company has determined that:

(a)    The Company and you have taken any actions required to register the Shares under the Securities Act or to perfect an exemption from the registration requirements thereof;

(b)    Any applicable listing requirement of any stock exchange or other securities market on which Stock is listed has been satisfied; and

(c)    Any other applicable provision of federal, State or foreign law has been satisfied.

8.    NO REGISTRATION RIGHTS.

The Company may, but shall not be obligated to, register or qualify the sale of Shares under the Securities Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the sale of Shares under this Agreement to comply with any law.

9.    RESTRICTIONS ON TRANSFER OF SHARES.

(a)    Securities Law Restrictions. Regardless of whether the offer and sale of Shares under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any State or other relevant jurisdiction, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on the stock certificates (or electronic equivalent) or the imposition of stop-transfer instructions) and may refuse (or may be required to refuse) to transfer Shares acquired hereunder (or Shares proposed to be transferred in a subsequent transfer) if, in the judgment of the Company, such restrictions, legends or refusal are necessary or appropriate to achieve compliance with the Securities Act or other relevant securities or other laws, including without limitation under Regulation S of the Securities Act or pursuant to another available exemption from registration.

(b)    Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, you or a Transferee shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares acquired under this Agreement without the prior written consent of the Company or its managing underwriter. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriter. In no event, however, shall such period exceed 180 days plus such additional period as may reasonably be requested by the Company or such underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports or (ii) analyst recommendations and opinions, including (without limitation) the restrictions set forth in Rule 2711(f)(4) of the National Association of Securities Dealers and Rule 472(f)(4) of the New York Stock Exchange, as amended, or any similar successor rules. The Market Stand-Off shall in any event terminate two years after the date of the Company’s initial public offering. In the event of the declaration of a stock dividend, a spin off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares acquired under this Agreement until the end of the applicable stand-off period. The Company’s underwriters shall be beneficiaries of the agreement set forth in this Subsection (b). This Subsection (b) shall not apply to Shares registered in the public offering under the Securities Act.

(c)    Investment Intent at Grant. You represent and agree that the Shares to be acquired upon settlement of this Award will be acquired for investment, and not with a view to the sale or distribution thereof.

(d)    Investment Intent at Settlement. In the event that the sale of Shares under the Plan is not registered under the Securities Act but an exemption is available that requires an investment representation or other representation, you shall represent and agree at the time of settlement that the Shares being acquired are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel, including (if applicable because the Company is relying on Regulation S under the Securities Act) that as of the date of settlement you are (i) not a U.S. Person; and (ii) not acquiring the Shares on behalf, or for the account or benefit, of a U.S. Person; and (iii) not receiving the Shares in the United States.

(e)    Legends. All certificates evidencing Shares purchased under this Agreement shall bear the following legend:

“THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). SUCH AGREEMENT GRANTS TO THE COMPANY CERTAIN RIGHTS OF FIRST REFUSAL UPON AN ATTEMPTED TRANSFER OF THE SHARES. IN ADDITION, THE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR A LIMITED PERIOD FOLLOWING THE EFFECTIVE DATE OF THE UNDERWRITTEN PUBLIC OFFERING OF THE COMPANY’S SECURITIES AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF BY THE HOLDER WITHOUT THE CONSENT OF THE COMPANY OR THE MANAGING UNDERWRITER. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.”

All certificates evidencing Shares purchased under this Agreement in an unregistered transaction shall bear the following legend (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY SECURITIES LAWS OF ANY U.S. STATE, AND MAY NOT BE SOLD, REOFFERED, PLEDGED, ASSIGNED, ENCUMBERED

OR OTHERWISE TRANSFERRED OR DISPOSED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED. IN THE ABSENCE OF REGISTRATION OR THE AVAILABILITY (CONFIRMED BY OPINION OF COUNSEL) OF AN ALTERNATIVE EXEMPTION FROM REGISTRATION UNDER THE ACT (INCLUDING WITHOUT LIMITATION IN ACCORDANCE WITH REGULATION S UNDER THE ACT), THESE SHARES MAY NOT BE SOLD, REOFFERED, PLEDGED, ASSIGNED, ENCUMBERED OR OTHERWISE TRANSFERRED OR DISPOSED OF. HEDGING TRANSACTIONS INVOLVING THESE SHARES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.”

(f)    Removal of Legends. If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Shares sold under this Agreement is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but without such legend.

(g)    Administration. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 9 shall be conclusive and binding on you and all other persons.

10.    RESPONSIBILITY FOR TAXES.

(a)    You acknowledge that, regardless of any action taken by the Company, the ultimate liability for all income tax (including U.S. federal, state, and local taxes and/or non-U.S. taxes), social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you or deemed by the Company in its discretion to be an appropriate charge to you even if legally applicable to the Company (“Tax-Related Items”) is and remains your responsibility and may exceed the amount actually withheld by the Company.

(b)    Prior to any relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company and/or your employer (if not the Company) to satisfy all Tax-Related Items. In this regard, you authorize the Company or its agent to satisfy their withholding obligations with regard to all Tax-Related Items, if any, by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to you by the Company or your employer; (ii) causing you to tender a cash payment; (iii) entering on your behalf (pursuant to this authorization without further consent) into a “same day sale” commitment with a broker dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby you irrevocably elect to sell a portion of the Shares to be issued under the Award to satisfy the Tax-Related Items and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Tax-Related Items directly to the Company and/or its Affiliates; (iv) withholding Shares from the Shares issued or otherwise issuable to you in connection with the Award with a Fair Market Value (measured as of the date Shares are issued to you or, if and as determined by the Company, the date on which the Tax-Related Items are required to be calculated) equal to the amount of such Tax-Related Items; or (v) any other method of withholding determined by the Company and permitted by applicable law. The Company will use commercially reasonable efforts (as determined by the Company) to facilitate the satisfaction of Tax-Related Items by you using one of the methods described in clauses (iii) and (iv) of the preceding sentence or by permitting you to sell Shares in any initial public offering by the Company. However, the Company does not guarantee that you will be able to satisfy any Tax-Related Items through any of the methods described in the preceding sentence and in all circumstances you remain responsible for timely and fully satisfying the Tax-Related Items. Depending on the withholding method employed, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including up to the maximum applicable rate in your jurisdiction to the extent permitted under the Plan, in which case you may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in Shares. In the event any under-withholding results from the application of minimum statutory or other withholding rates, you may be required to pay additional amounts to the tax authorities. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, you are deemed to have been issued the full number of Shares subject to the vested portion of the Award, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.

(c)    Finally, you agree to pay to the Company or your employer any amount of Tax-Related Items that the Company or your employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by any of the means previously described. Notwithstanding any contrary provision of the Plan, the Grant Notice or of this Agreement, if you fail to make satisfactory arrangements for the payment of any Tax-Related Items when due, you permanently will forfeit the RSUs on which the Tax-Related Items were not satisfied and will also permanently forfeit any right to receive Shares thereunder. In that case, the RSUs will be returned to the Company at no cost to the Company.

11.    MISCELLANEOUS PROVISIONS.

(a)    Rights as a Stockholder. Neither you nor your representative shall have any rights as a stockholder with respect to any Shares subject to this Award until you or your representative becomes entitled to receive such Shares.

(b)    No Retention Rights. Nothing in this Agreement nor in the Plan shall confer upon you any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining you) or of you, which rights are hereby expressly reserved by each, to terminate your Service at any time and for any reason, with or without cause.

(c)    Notice. Any notice required by the terms of this Agreement shall be given in writing. It shall be deemed effective upon (i) personal delivery, (ii) deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid, (iii) deposit with Federal Express Corporation, with shipping charges prepaid or (iv) deposit with any internationally recognized express mail courier service. Notice shall be addressed to the Company at its principal executive office and to you at the address that you most recently provided to the Company in accordance with this Subsection (c).

(d)    Modifications and Waivers. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by you and by an authorized officer of the Company (other than you). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

(e)    Entire Agreement. The Grant Notice, this Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof.

(f)    Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State.

12.    ACKNOWLEDGEMENTS OF PARTICIPANT. In addition to the other terms, conditions and restrictions imposed on this Award and the Shares issuable under this Award pursuant to this Agreement and the Plan, you expressly acknowledges being subject to Sections 6 (Right of First Refusal), 7 (Legality of Initial Issuance) and 9 (Restrictions on Transfer of Shares, including without limitation the Market Stand-Off), as well as the following provisions:

(a)    Tax Consequences. You agree that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes your tax liabilities. You shall not make any claim against the Company, any Parent or Subsidiary employing or retaining you, or their respective board of directors, officers or employees related to tax liabilities arising from this Award or your other compensation.

(b)    Electronic Delivery of Documents. You agree to accept by email all documents relating to the Company, the Plan or this Award and all other documents that the Company is required to deliver to its security holders (including, without limitation, disclosures that may be required by the Securities and Exchange Commission). You also agree that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it shall notify you by email of their availability. You acknowledge that you may incur costs in connection with electronic delivery, including the cost of accessing the internet and printing fees, and that an interruption of internet access may interfere with his or her ability to access the documents. This consent shall remain in effect until this Award expires or until you give the Company written notice that it should deliver paper documents.

(c)    Waiver of Statutory Information Rights. You acknowledge and agree that, upon settlement of this Award and until the first sale of the Company’s Stock to the general public pursuant to a registration statement filed under the Securities Act, you will be deemed to have waived any rights you might otherwise have had under Section 220 of the Delaware General Corporation Law (or under similar rights under other applicable law) to inspect for any proper purpose and to make copies and extracts from the Company’s stock ledger, a list of its stockholders and its other books and records or the books and records of any subsidiary. This waiver applies only in your capacity as a stockholder and does not affect any other inspection rights you may have under other law or pursuant to a written agreement with the Company.

(d)    Plan Discretionary. You understand and acknowledge that (i) the Plan is entirely discretionary, (ii) the Company and your employer have reserved the right to amend, suspend or terminate the Plan at any time, (iii) the grant of an Award does not in any way create any contractual or other right to receive additional grants of Awards (or benefits in lieu of Awards) at any time or in any amount and (iv) all determinations with respect to any additional grants, including (without limitation) the times when Awards will be granted, the number of Shares offered and the vesting schedule, will be at the sole discretion of the Company.

(e)    Termination of Service. You understand and acknowledge that participation in the Plan ceases upon termination of your Service for any reason, except as may explicitly be provided otherwise in the Plan or this Agreement.

(f)    Extraordinary Compensation. The value of this Award shall be an extraordinary item of compensation outside the scope of your employment contract, if any, and shall not be considered a part of his or her normal or expected compensation for purposes of calculating severance, resignation, redundancy or end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

(g)    Authorization to Disclose. You hereby authorize and direct your employer to disclose to the Company or any Subsidiary any information regarding your employment, the nature and amount of your compensation and the fact and conditions of your participation in the Plan, as your employer deems necessary or appropriate to facilitate the administration of the Plan.

(h)    Personal Data Authorization. You consent to the collection, use and transfer of personal data as described in this paragraph. You understand and acknowledge that the Company, your employer and the Company’s other Subsidiaries hold certain personal information regarding the you for the purpose of managing and administering the Plan, including (without limitation) your name, home address, telephone number, date of birth, social insurance number, salary, nationality, job title, any Shares or directorships held in the Company and details of all Awards or any other entitlements to Shares awarded, canceled, exercised, vested, unvested or outstanding in the your favor (the “Data”). You further understand and acknowledge that the Company and/or its Subsidiaries will transfer Data among themselves as necessary for the purpose of implementation, administration and management of your participation in the Plan and that the Company and/or any Subsidiary may each further transfer Data to any third party assisting the Company in the implementation, administration and management of the Plan. You understand and acknowledge that the recipients of Data may be located in the United States or elsewhere. You authorize such recipients to receive, possess, use, retain and transfer Data, in electronic or other form, for the purpose of administering your participation in the Plan, including a transfer to any broker or other third party with whom you elect to deposit Shares acquired under the Plan of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares on the your behalf. You may, at any time, view the Data, require any necessary modifications of Data or withdraw the consents set forth in this Subsection (h) by contacting the Company in writing.

13.    UNSECURED OBLIGATION. The Award is unfunded, and as a holder of a vested Award, you will be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares pursuant to this Agreement. You will not have voting or any other rights as a stockholder of the Company with respect to the shares to be issued pursuant to this Agreement until such shares are issued to you pursuant to Section 4 of this Agreement.    Nothing contained in this Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

14.    ADDITIONAL PROVISIONS.

(a)    As a condition to the grant of your Award or to the Company’s issuance of any Shares under this Agreement, the Company may require you to execute certain customary agreements entered into with the holders of capital stock of the Company, including without limitation, a right of first refusal and co-sale agreement and a stockholders agreement.

(b)    The rights and obligations of the Company under the Award will be transferable to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by, the Company’s successors and assigns. Your rights and obligations under the Award may only be assigned with the prior written consent of the Company.

(c)    You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of the Award.

(d)    You acknowledge and agree that you have reviewed the documents provided to you in relation to the Award in their entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting the Award, and fully understand all provisions of such documents.

(e)    This Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(f)    All obligations of the Company under the Plan and this Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(g)    The Company reserves the right to impose other requirements on your participation in this Agreement, on the RSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

15.    GOVERNING PLAN DOCUMENT. The Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of the Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. Except as expressly provided herein, in the event of any conflict between the provisions of the Award and those of the Plan, the provisions of the Plan will control.

16.    SEVERABILITY. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

17.    EFFECT ON OTHER EMPLOYEE BENEFIT PLANS. The value of the Award subject to this Agreement will not be included as compensation, earnings, salaries, or other similar terms used when calculating your benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

18.    AMENDMENT. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by you and by a duly authorized representative of the Company. Notwithstanding the foregoing, this Agreement may be amended solely by the Board of Directors by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that, except as otherwise expressly provided in the Plan, no such amendment adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Board of Directors reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change will be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein.

19.    COMPLIANCE WITH SECTION 409A OF THE CODE. This Award is intended to comply with the “short-term deferral” rule set forth in Treasury Regulations Section 1.409A-1(b)(4). Notwithstanding the foregoing, if it is determined that the Award fails to satisfy the requirements of the short-term deferral rule and is otherwise deferred compensation subject to Section 409A, and if you are a “Specified Employee” (within the meaning set forth Section 409A(a)(2)(B)(i) of the Code) as of the date of your separation from service (within the meaning of Treasury Regulations Section 1.409A-1(h)), then the issuance of any shares that would otherwise be made upon the date of the separation from service or within the first six months thereafter will not be made on the originally scheduled date(s) and will instead be issued in a lump sum on the date that is six months and one day after the date of the separation from service, with the balance of the shares issued thereafter in accordance with the original vesting and issuance schedule set forth above, but if and only if such delay in the issuance of the shares is necessary to avoid the imposition of taxation on you in respect of the shares under Section 409A of the Code. Each installment of shares that vests is intended to constitute a “separate payment” for purposes of Treasury Regulations Section 1.409A-2(b)(2). Notwithstanding any contrary provision of the Plan, the Grant Notice, or of this Agreement, under no circumstances will the Company reimburse you for any taxes or other costs under Section 409A or any other tax law or rule. All such taxes and costs are solely your responsibility.

*    *     *

This Agreement will be deemed to be accepted by you upon the signing (which may be electronic) by you of the Restricted Stock Unit Grant Notice to which it is attached or by the deemed acceptance of this Agreement, as described in the Restricted Stock Unit Grant Notice.

ATTACHMENT II

AMENDED AND RESTATED 2013 STOCK PLAN